                      SECOND AMENDED AND RESTATED BYLAWS
                                      OF
                         INDIAN VILLAGE BANCORP, INC.

                              ARTICLE I. OFFICES

     1.1  Registered Office and Registered Agent.
     --------------------------------------------

     The registered office of Indian Village Bancorp, Inc. ("Corporation") shall be located in the Commonwealth of Pennsylvania at such place as may be fixed from time to time by the Board of Directors upon filing of such notices as may be required by law, and the registered agent shall have a business office identified with such registered office.

     1.2  Other Offices.
     -------------------

     The Corporation may have other offices within or outside the Commonwealth of Pennsylvania at such place or places as the Board of Directors may from time to time determine.

                      ARTICLE II. STOCKHOLDERS' MEETINGS

     2.1  Meeting Place.
     -------------------

     All meetings of stockholders shall be held at the principal place of business of the Corporation, or at such other place within or without the Commonwealth of Pennsylvania as shall be determined from time to time by the Board of Directors, and the place at which any such meeting shall beheld shall be stated in the notice of the meeting.

     2.2  Annual Meeting Time.
     -------------------------

     The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year at such date and time as may be determined by the Board of Directors and stated in the notice of such meeting.

     2.3  Organization and Conduct.
     ------------------------------

     Each meeting of the stockholders shall be presided over the by the Chairperson of the Board or President, or if the Chairperson of the Board or President is not present, by any Executive or Senior Vice President or such other person as the directors may determine. The Secretary, or in his or her absence a temporary Secretary, shall act as secretary of each meeting of the stockholders. In the absence of the Secretary and any temporary Secretary, the chairperson of the meeting may appoint any person present to act as secretary of the meeting. The chairperson of any meeting of the stockholders, unless prescribed by law or regulation or unless the Board of Directors has otherwise determined, shall determine the order of the business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussions as shall be deemed appropriate by him or her in his or her sole discretion.

     2.4  Notice.
     ------------

          (a) Notice of the time and place of the annual meeting of stockholders shall be given by delivering personally or by mailing a written or printed notice of the same, at least 10 days and not more than

60 days prior to the meeting, to each stockholder of record entitled to vote at such meeting. When any stockholders' meeting, either annual or special, is adjourned for 30 days or more, or if a new record date is fixed for an adjourned meeting of stockholders, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted thereat (unless a new record date is fixed therefor), other than an announcement at the meeting at which such adjournment is taken.

          (b) At least 10 days and not more than 60 days prior to the meeting, a written or printed notice of each special meeting of stockholders, stating the place, day and hour of such meeting, and the purpose or purposes for which the meeting is called, shall be either delivered personally or mailed to each stockholder of record entitled to vote at such meeting.

     2.5  Voting Record.
     -------------------

     At each meeting of stockholders, a complete record of the stockholders entitled to vote at such meeting, or any adjournment thereof, shall be made, arranged in alphabetical order, with the address of and number of shares held by each, which record shall be produced and kept open at the time and place of the meeting and shall be subject to inspection by any stockholder during the whole time of the meeting.

     2.6  Quorum.
     ------------

     Except as otherwise required by law:

          (a) A quorum at any annual or special meeting of stockholders shall consist of stockholders representing, either in person or by proxy, a majority of the outstanding capital stock of the Corporation entitled to vote at such meeting.

          (b) The votes of a majority in interest of those present at any properly called meeting or adjourned meeting of stockholders, at which a quorum as defined above is present, shall be sufficient to transact business.

     2.7  Notice for Stockholder Nominations and Proposals
     -----------------------------------------------------

          (a) Notice Requirements.  Nominations for the election of directors
              -------------------
and proposals for any new business to be taken up at any annual meeting of stockholders may be made by the board of directors of the Corporation or by any stockholder of the Corporation entitled to vote generally in the election of directors. In order for a stockholder of the Corporation to make any such nominations and/or proposals, he or she shall give notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than sixty days nor more than ninety days prior to the date of any such meeting; provided, however, that if less than seventy-one days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed to stockholders or such prior public disclosure was made.

          (b) Contents of Notice of Nominations.  Each notice given by a
              ---------------------------------
stockholder with respect to nominations for election of directors shall set forth (i) the name, age, business address and, if known,

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residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominees, (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee, (iv) such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and (v) as to the stockholder giving such notice (a) his name and address as they appear on the Corporation's books and (b) the class and number of shares of the Corporation which are beneficially owned by such stockholder. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation.

          (c) Contents of Notice of Business Proposals.  Each notice given by a
             -----------------------------------------
stockholder with respect to business proposals to bring before an annual meeting of stockholders shall set forth in writing as to each matter: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. Notwithstanding anything in these Articles to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in this Article.

          (d) Determination of Compliance.  The Chairperson of the meeting of
              ---------------------------
stockholders may, if the facts warrant, determine and declare to the meeting that a nomination or proposal was not made in accordance with the foregoing procedure, and, if the Chairperson should so determine, the Chairperson shall so declare to the meeting and the defective nomination or proposal shall be disregarded and laid over for action at the next succeeding adjourned, special or annual meeting of the stockholders taking place thirty days or more thereafter. This provision shall not require the holding of any adjourned or special meeting of stockholders for the purpose of considering such defective nomination or proposal.

     2.8  Voting of Shares.
     ----------------------

          (a) Except as otherwise provided in these Bylaws or to the extent that voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation, each stockholder, on each matter submitted to a vote at a meeting of stockholders, shall have one vote for each share of stock registered in his name on the books of the Corporation.

          (b) Directors are to be elected by a plurality of votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Stockholders shall not be permitted to cumulate their votes for the election of directors. If, at any meeting of the stockholders, due to a vacancy or vacancies or otherwise, directors of more than one class of the Board of Directors are to be elected, each class of directors to be elected at the meeting shall be elected in a separate election by a plurality vote.

     2.9  Fixing Record Date.
     ------------------------

     The Board of Directors may fix a time, not more than ninety (90) days, prior to the date of any meeting of or action by the stockholders or the date fixed for payment of any dividend or distribution or the date for the allotment of rights or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the stockholders entitled to notice of and to

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vote at any such meeting or to express consent or dissent to action in writing without a meeting or entitled to receive payment of any such dividend or distribution or to receive any such allotment of rights or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case, only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or to express consent or dissent to action in writing without a meeting or to receive payment of such dividend or to receive such allotment or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed.

     2.10  Proxies.
     --------------

     A stockholder may vote either in person or by proxy executed in writing by the stockholder, or his duly authorized attorney-in-fact. No proxy shall be valid after 11 months from the date of its execution, unless coupled with an interest or otherwise provided in the proxy.

     2.11  Voting of Shares in the Name of Two or More Persons.
     ----------------------------------------------------------

     Where shares are held jointly or as tenants in common by two or more persons as fiduciaries or otherwise, if only one or more of such persons is present in person or by proxy, all of the shares standing in the names of such persons shall be deemed to be represented for the purpose of determining a quorum and the Corporation shall accept as the vote of all such shares the votes cast by him or her or a majority of them and if in any case such persons are equally divided upon the manner of voting the shares held by them, the vote of such shares shall be divided equally among such persons, without prejudice to the rights of such joint owners or the beneficial owners thereof among themselves, except that, if there shall have been filed with the Secretary of the Corporation a copy, certified by an attorney-at-law to be correct, of the relevant portions of the agreements under which such shares are held or the instrument by which the trustor estate was created or the decree of court appointing them, or of a decree of court directing the voting of such shares, the persons specified as having such voting power in the latest such document so filed, and only such persons, shall be entitled to vote such shares but only in accordance therewith.

     2.12  Voting of Shares by Certain Holders.
     ------------------------------------------

     Shares standing in the name of another corporation may be voted by an officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a received may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed. A stockholder whose shares are pledge shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee or nominee, and thereafter the pledgee or nominee shall be entitled to vote the shares so transferred.

     2.13  Inspectors.
     -----------------

     For each meeting of stockholders, the Board of Directors may appoint one or more inspectors of election. If for any meeting the inspector(s) appointed by the Board of Directors shall be unable to act or the

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Board of Directors shall fail to appoint any inspector, one or more inspectors may be appointed at the meeting by the chairperson thereof. Such inspectors shall conduct the voting in each election of directors and, as directed by the Board of Directors or the chairperson of the meeting, the voting on each matter voted on at such meeting, and after the voting shall make a certificate of the vote taken. Inspectors need not be stockholders.

                           ARTICLE III. CAPITAL STOCK

     3.1  Certificates.
     ------------------

     Certificates of stock shall be issued in numerical order, and each stockholder shall be entitled to a certificate signed by the Chairperson of the Board or the President, and the Secretary or the Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of such officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer before the certificate is issued, it may be issued by the Corporation with the same effect as if the person were an officer on the date of issue. Each certificate of stock shall state: (a) that the Corporation is incorporated under the laws of the Commonwealth of Pennsylvania; (b) the name of the person to whom issued; (c) the number and class of shares and the designation of the series, if any, which such certificates represents; and (d) the par value of each share represented by such certificate, or a statement that such shares are without par value.

     3.2   Transfers.
     ----------------

          (a) Transfers of stock shall be made only upon the stock transfer books of the Corporation, kept at the registered office of the Corporation or at its principal place of business, or at the office of its transfer agent or registrar, and before a new certificate is issued the old certificate shall be surrendered for cancellation. The Board of Directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register, and to record transfers of shares therein.

          (b) Shares of stock shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate or an assignment separate from the certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the holder of said certificate. No shares of stock shall be transferred on the books of the Corporation until the outstanding certificates therefor have been surrendered to the Corporation.

     3.3   Registered Owner.
     -----------------------

     Registered stockholders shall be treated by the Corporation as the holders in fact of the stock standing in their respective names and the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided below or by the laws of the Commonwealth of Pennsylvania. The Board of Directors may adopt by resolution a procedure whereby a stockholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of such stockholder are held for the account of as specified person or persons. The resolution shall set forth: (a) the classification of shareholder who may certify; (b) the purpose or purposes for which the certification may be made; (c) the form of certification and information to be contained therein;
(d) if the certification is with respect to a record date or closing of the stock transfer books, the date within which the certification must be received by the Corporation; and (e) such other provisions with respect to the procedure as are deemed necessary or desirable. Upon receipt by the Corporation of a certification complying with the above requirements, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the stockholder making the certification.

     3.4   Mutilated, Lost or Destroyed Certificates.
     ------------------------------------------------

     In case of any mutilation, loss or destruction of any certificate of stock, another may be issued in its place upon receipt of proof of such mutilation, loss or destruction. The Board of Directors may impose conditions on such issuance and may require the giving of a satisfactory bond or indemnity to the Corporation in such sum as they might determine, or establish such other procedures as they deem necessary.

     3.5   Fractional Shares or Scrip.
     ---------------------------------

     The Corporation may (a) issue fractions of a share which shall entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation;
(b) arrange for the disposition of fractional interest by those entitled thereto; (c) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such shares are determined; or (d) issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share.

     3.6   Shares of Another Corporation.
     ------------------------------------

     Shares owned by the Corporation in another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Board of Directors may determine or, in the absence of such determination, by the President of the Corporation.

                         ARTICLE IV. BOARD OF DIRECTORS

     4.1   Number and Powers.
     ------------------------

     The management of all the affairs, property and interest of the Corporation shall be vested in a Board of Directors. The Board of Directors shall be divided into three classes as nearly equal in number as possible. The initial Board of Directors shall consist of 7 persons. The classification and term of the directors shall be as set forth in the Corporation's Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein. Directors' need not be stockholders or residents of the Commonwealth of Pennsylvania. In addition to the powers and authorities expressly conferred upon it by these Bylaws and the Articles of Incorporation, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

     4.2   Change of Number.
     -----------------------

     The number of directors may at any time be increased or decreased by resolution adopted by a vote of a majority of the Board of Directors, provided that no decrease shall have the effect of shortening the term of any incumbent director except as provided in Sections 4.3 and 4.4 hereunder. Notwithstanding anything to the contrary contained within these Bylaws, the number of directors may not be less than 5 nor more than 15.

     4.3   Vacancies.
     ----------------

     All vacancies in the Board of Directors shall be filled in the manner provided in the Corporation's Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein.

     4.4   Removal of Directors.
     ---------------------------

     Directors may be removed in the manner provided in the Corporation's Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein.

     4.5   Regular Meeting.
     ----------------------

     Regular meetings of the Board of Directors or any committee may be held without notice at the principal place of business of the Corporation or at such other place or places, either within or without the Commonwealth of Pennsylvania, as the Board of Directors or such committee, as the case may be, may from time to time designate. The annual meeting of the Board of Directors shall be held without notice immediately after the adjournment of the annual meeting of stockholders.

     4.6   Special Meetings.
     -----------------------

          (a) Special meetings of the Board of Directors may be called at anytime by the Chief Executive Officer or the President or by a majority of the authorized number of directors, to be held at the principal place of business of the Corporation or at such other place or places as the Board of Directors or the person or persons calling such meeting may from time to time designate. Notice of all special meetings of the Board of Directors shall be given to each director by five days' service of the same by telegram, by letter, or personally. Such notice need not specify the business to be transacted at, nor the purpose of, the meeting.

          (b) Special meetings of any committee may be called at any time by such person or persons and with such notice as shall be specified for such committee by the Board of Directors, or in the absence of such specification, in the manner and with the notice required for special meetings of the Board of Directors.

     4.7   Quorum.
     -------------

     A majority of the Board of Directors shall be necessary at all meetings to constitute a quorum for the transaction of business.

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     4.8   Waiver of Notice.
     -----------------------

     Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. A waiver of notice signed by the director or directors, whether before or after the time stated for the meeting shall be equivalent to the giving of notice.

     4.9   Registering Dissent.
     --------------------------

     A director who is present at a meeting of the Board of Directors at which action on a corporate matter is taken shall be presumed to have assented to such action unless his dissent is entered in the minutes of the meeting, or unless he files his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or unless he delivers his dissent in writing to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     4.10  Executive, Audit and Other Committees.
     --------------------------------------------

     Standing or special committees may be appointed from its own number by the Board of Directors from time to time, and the Board of Directors may from time to time invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board. An Executive Committee may be appointed by resolution passed by a majority of the full Board of Directors. It shall have and exercise all of the authority of the Board of Directors, except in reference to amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending the sale, lease or exchange or other dispositions of all or substantially all the property and assets of the Corporation otherwise than in the usual and regular course of business, recommending a voluntary dissolution or a revocation thereof, or amending these Bylaws. An Audit Committee shall be appointed by resolution passed by a majority of the full Board of Directors, and at least a majority of the members of the Audit Committee shall be directors who are not also officers of the Corporation. The Audit Committee shall recommend independent auditors to the Board of Directors annually and shall review the Corporation's budget, the scope and results of the audit performed by the Corporation's independent auditors and the Corporation's system of internal control and audit with management and such independent auditors, and such other duties as may be assigned to it by the Board of Directors. All committees appointed by the Board of Directors shall keep regular minutes of the transactions of their meetings and shall cause them to be recorded in books kept for that purpose in the office of the Corporation. The designation of any such committee, and the delegation of authority thereto, shall not relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

     4.11  Remuneration.
     -------------------

     Directors may be compensated for their services to the Board of Directors and each committee thereof in any manner deemed appropriate by the Board of Directors, by resolution of the Board of Directors, and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors or committee thereof; provided, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

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     4.12  Action by Directors Without a Meeting.
     --------------------------------------------

     Any action which may be taken at a meeting of the directors, or of a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken or to betaken, shall be signed by all of the directors, or all of the members of the committee, as the case may be. Such consent shall have the same effect as unanimous vote.

     4.13  Action of Directors by Communications Equipment.
     ------------------------------------------------------

     Any action which may be taken at a meeting of directors, or of a committee thereof, may be taken by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can here each other at the same time.

     4.14  Chairperson of the Board of Directors.
     --------------------------------------------

     The Board of Directors may elect from among its members a Chairperson of the Board and a Vice-Chairperson of the Board of Directors. The Chairperson of the Board of Directors (or, in his or her absence, the Vice-Chairperson of the Board, if one has been elected) shall preside at all meetings of the Board of Directors. The Chairperson of the Board (and the Vice-Chairperson of the Board, if one has been elected) shall perform such other duties as may be assigned from time to time by the Board of Directors.

                              ARTICLE V. OFFICERS

     5.1   Designations.
     -------------------

     The officers of the Corporation shall be the Chairperson of the Board, a Chief Executive Officer, a President, a Secretary and a Chief Financial Officer and/or Treasurer, as well as such Vice Presidents (including Executive and Senior Vice Presidents), Assistant Secretaries and Assistant Treasurers as the Board may designate, who shall be elected for one year by the directors at their first meeting after the annual meeting of stockholders, and who shall hold office until their successors are elected and qualify. Any two or more offices may beheld by the same person, except that the offices of President and Secretary may not be held by the same person.

     5.2   Powers and Duties.
     ------------------------

     The officers of the Corporation shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine. In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices.

     5.3   Delegation.
     -----------------

     In the case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in his place, The Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any director or other person whom it may select.

     5.4   Vacancies.
     ----------------

     Vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meeting of the Board.

     5.5   Other Officers.
     ---------------------

     Directors may appoint such other officers and agents as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     5.6   Term - Removal.
     ---------------------

     The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer or agent elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     5.7   Boards.
     -------------

     The Board of Directors may, by resolution, require any and all of the officers to give bonds to the Corporation, which sufficient surety or sureties, conditioned for the faithful performance of the duties of the irrespective offices, and to comply with such other conditions as may from time to time be required by the Board of Directors.

                      ARTICLE VI. FISCAL YEAR ANNUAL AUDIT

     The fiscal year of the Corporation shall end on the 30th day of June of each year. The Corporation may be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board of Directors, unless required by any provision of law or any agreement with any regulatory agency or national securities exchange.

                       ARTICLE VII. DIVIDENDS AND FINANCE

     7.1   Dividends.
     ----------------

     Dividends may be declared by the Board of Directors and paid by the Corporation, subject to the conditions and limitations imposed by the laws of the Commonwealth of Pennsylvania.

     7.2   Reserves.
     ---------------

     Before making any distribution of earned surplus, there may be set aside out of the earned surplus of the Corporation such sum or sums as the directors from time to time in their absolute discretion deem expedient as a reserve fund to meet contingencies, or for equalizing dividends, or for maintaining any property of the Corporation, or for any other purpose. Any earned surplus of any year not distributed as dividends shall be deemed to have thus been set apart until otherwise disposed of by the Board of Directors.

     7.3   Depositories.
     -------------------

     The monies of the Corporation shall be deposited in the name of the Corporation in such bank or banks or trust company or trust companies as the Board of Directors shall designate and shall be drawn out only by check or other order for payment of money signed by such persons and in such manner as may be determined by resolution of the Board of Directors.

                 ARTICLE VIII. PERSONAL LIABILITY OF DIRECTORS

     A director of the Corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action, as a director to the extent set forth in the Corporation's Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein.

                              ARTICLE IX. NOTICES

     Except as may otherwise be required by law, any notice to any stockholder or director may be delivered personally or by mail. If mailed, the notice shall be deemed to have been delivered when deposited in the United States mail, addressed to the addressee at his last known address in the records of the Corporation, with postage thereon prepaid.

                                ARTICLE X. SEAL

     The corporate seal of the Corporation shall be in such form and bear such inscription as may be adopted by resolution of the Board of Directors, or by usage of the officers on behalf of the Corporation.

                         ARTICLE XI. BOOKS AND RECORDS

     The Corporation shall keep correct and complete books and records of account and shall keep minutes and proceedings of meetings of its stockholders and Board of Directors; and it shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each. Any books, records and minutes maybe in written form or any other form capable of being converted into written form within a reasonable time.

                            ARTICLE XII. AMENDMENTS

     These Bylaws may be altered, amended or repealed only as set forth in the Corporation's Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein.

                                *      *      *

Amended and restated effective May 18, 2000.

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